Exhibit 10.4

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of __________, 2020 by and among (i) Biotricity Inc., a Nevada corporation (the “Company”), and the Purchasers named on Schedule I (each, a “Purchaser” and, together, the “Purchasers”).

RECITALS:

WHEREAS, the Purchasers have agreed to purchase from the Company, and the Company has agreed to sell to the Purchasers, Convertible Promissory Notes (the “Notes”, convertible into shares of common stock, par value $0.001 per share (the “Common Stock”) and Warrants (as defined herein) of the Company, on the terms and conditions set forth in the Subscription Agreement dated as of _______, 2020 by and among the Company and the Purchasers (the “Securities Purchase Agreement”); and

WHEREAS, it is a condition to the final closing of the transactions contemplated under those certain Securities Purchase Agreements by and between the Company and each of the Purchasers (the “Closing”) that the parties hereto enter into this Agreement to set forth certain rights and obligations of the parties in connection with the transactions contemplated under the Securities Purchase Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Article I

DEFINITIONS AND INTERPRETATION

Section 1.1 Definitions. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement. As used in this Agreement, the following capitalized terms shall have the respective meanings set forth below in this Section 1.1:

“Affiliate” means, in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and (i) in the case of a natural person, shall include, without limitation, such Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, (ii) in the case of a Shareholder, shall include (A) any Person who holds shares as a nominee for such Shareholder, (B) any shareholder of such Shareholder, (C) any Person which has a direct or indirect interest in such Shareholder (including, if applicable, any general partner or limited partner) or any fund manager thereof; (D) any Person that directly or indirectly controls, is controlled by, under common control with, or is managed by such Shareholder or its fund manager, (E) the relatives of any individual referred to in (B) above, and (F) any trust controlled by or held for the benefit of such individuals. For the purpose of this definition, “control” (and correlative terms) shall mean the direct or indirect power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person, provided that the direct or indirect ownership of 25% or more of the voting power of a Person is deemed to constitute control of that Person.

“Articles of Incorporation” means the Company’s Articles of Incorporation, together with any and all amendments and subsequent restatements thereto.

“beneficial ownership” or similar terms mean beneficial ownership as defined under Rule 13d-3 under the Exchange Act.

“Board” and “Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

“Commission” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or other governmental agency administering the securities laws in the jurisdiction in which the Company’s securities are registered or being registered.

“Director(s)” means the members of the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Permitted Transfer” means a transfer of Subject Securities: (a) not involving a change in beneficial ownership, (b) in transactions involving the distribution without consideration of the Subject Securities by the holder to any of its partners, members, or retired partners or members, or to the estate of any of its partners or members or retired partners or members, (c) in transactions in compliance with Rule 144 promulgated under the Securities Act (“Rule 144”), (d) by members that are entities to affiliated entities or funds, and (e) to the Company by any holder of the Subject Securities pursuant to the Company’s repurchase option set forth in any agreement entered into as of or after the date hereof if such agreement is approved by a majority of the Board or a committee of the Board.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, or other entity.

“Placement Agent” means Paulson Investment Company, Inc.

“Prospectus” means (i) the prospectus included in any registration statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such registration statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the Securities Act.

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“register,” “registered” and “registration” means (i) a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement, or (ii) in the context of a public offering in a jurisdiction other than the United States, a registration, qualification or filing under the applicable securities laws of such other jurisdiction.

(a) “Registrable Securities” means (i) the Subject Securities, and (ii) shares of the Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the Subject Securities, directly, or indirectly, whether by merger, amendment to the Articles of Incorporation, stock split, dividend, recapitalization, or otherwise. Notwithstanding the foregoing, “Registrable Securities” shall not include any Registrable Securities that have previously been registered and remain subject to a currently effective registration statement or sold by a Person in a transaction in which rights under Article II are not assigned in accordance with this Agreement or any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144, or in a registered offering, or otherwise, or any Registrable Securities which may be sold pursuant to Rule 144 without volume limitation.

“Registration Expenses” means all reasonable expenses incurred by the Company in complying with Section 2.4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration , and any fee charged by any depositary bank, transfer agent or share registrar, but excluding Selling Expenses and any fees or expenses of counsel to the Purchasers.

“Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 2.2 hereof.

“securities” means, with respect to the Company, any shares of Common Stock, equity interest, shares of any class in the share capital (common, preferred or otherwise) and any convertible securities, options, warrants and any other type of equity or equity-linked securities convertible, exercisable or exchangeable for any such equity interest or shares of any class in the share capital of the Company.

“Securities Act” and “Act” means the Securities Act of 1933, as amended from time to time.

“Selling Expenses” means all underwriting discounts and selling commissions.

“Shareholder” means a Person who holds the Subject Securities from time to time.

“Subject Securities” means the shares of the Common Stock issued to the Purchasers upon the conversion of the Notes and the Warrant Shares.

“Transaction Documents” means this Agreement, the Securities Purchase Agreement, the Notes, the Warrants and each of the other agreements and documents entered into or delivered by the parties hereto in connection with the transactions contemplated hereby or thereby.

“Trigger Date” means the earlier of (1) the Maturity Date of the Notes (as defined in the Notes) and (2) the issuance of Common Stock pursuant to an Automatic Conversion as provided in the Notes.

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“Warrant” means the warrant to purchase shares of Common Stock issued to the Purchaser pursuant to the Securities Purchase Agreement.

“Warrant Shares” means (1) the shares of Common Stock issuable to the holder of a Warrant upon the exercise of the Warrant and (2) the shares of Common Stock issuable to the Placement Agent upon exercise of the Placement Agent Warrant.

Section 1.2 Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a) when a reference is made in this Agreement to an Article or Section, such reference is to an Article or Section of this Agreement;

(b) the headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(d) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(e) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; and

(f) references to a Person are also to its successors and permitted assigns.

Article II
TRANSFER RESTRICTIONS; REGISTRATION RIGHTS

Section 2.1 Transfer Restrictions

The Restricted Securities (including the Subject Securities) shall not be sold, assigned, transferred or pledged except (i) pursuant to an effective registration statement, (ii) pursuant to Rule 144 of the Securities Act, or (iii) upon the conditions specified in this Article II, which conditions are intended to, inter alia, ensure compliance with the provisions of applicable securities laws. Each Purchaser will cause any proposed purchaser, assignee, transferee or pledgee of any such Restricted Securities held by such holder to agree in writing to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

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Section 2.2 Restrictive Legend; Execution by the Company.

(a) Each certificate (if any) representing the Subject Securities and Warrants, and any replacement securities issued in respect of the Subject Securities, shall (unless otherwise permitted by the provisions of Section 2.3 below) be stamped or otherwise imprinted with legends substantially in the following form (in addition to any legend required under applicable federal, state, local or non-United States law):

(i) “THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS. ANY ATTEMPT TO TRANSFER, SELL, OFFER TO SELL, PLEDGE, HYPOTHECATE OR OTHERWISE DISPOSE OF THIS INSTRUMENT IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.”

(ii) “THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO AND MAY ONLY BE SOLD, DISPOSED OF OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE REGISTRATION RIGHTS AGREEMENT, DATED [_________], 2020 AND THE SUBSCRIPTION AGREEMENT, DATED [_________], 2020, ENTERED INTO BY THE HOLDER OF THESE SECURITIES AND THE COMPANY. COPIES OF SUCH AGREEMENTS ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THESE RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SECURITIES. BY ACCEPTING ANY INTEREST IN SUCH SECURITIES, THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID AGREEMENTS AS APPLICABLE.”

(b) The Purchasers consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.2.

(c) The Company agrees that it will cause the instruments evidencing the shares of the Common Stock, Warrants and Warrant Shares to bear the legend required by this Section 2.2, and it shall supply, free of charge, a copy of this Agreement to any holder of an instrument evidencing securities containing such legend upon written request from such holder to the Company at its principal office. The parties hereto do hereby agree that the failure to cause the instruments evidencing the appropriate securities to bear the legend required by this Section 2.2 and/or failure of the Company to supply, free of charge, a copy of this Agreement as provided under this Section 2.2 shall not affect the validity or enforcement of this Agreement.

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Section 2.3 Notice of Proposed Transfers. The holder of each Subject Security and Warrant, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2.3. Prior to any proposed sale, assignment, transfer or pledge of any Subject Securities or Warrant, each Purchaser shall give written notice to the Company of such Purchaser’s intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail (stating at a minimum the name and address of the transferee and identifying the securities of the Company being transferred), and if reasonably requested by the Company, shall be accompanied, at the Purchaser’s expense, by either (a) a written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Subject Securities and/or Warrant may be effected without registration under the Securities Act, or (b) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such specific securities shall be entitled to transfer such securities in accordance with the terms of the notice delivered by the holder to the Company; provided that, the requirements of subsections 2.3(a) and (b) above shall not apply to Permitted Transfers. For the avoidance of doubt, it shall not be reasonable for the Company to request that a notice be accompanied by any such opinion or “no action” letter if, among other things, both the transferor and the transferee have certified in writing that each of them is not a U.S. Person (as defined under Rule 902 of Regulation S promulgated under the Securities Act). Notwithstanding the foregoing exceptions to the requirements of this Section 2.3 for Permitted Transfers, all transferees shall be bound by the obligations of the transferor in this Agreement. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legends set forth in Section 2.2 above, except (i) if such transfer is made pursuant to Rule 144, (ii) is sold pursuant to the Registration Statement and/or (iii) if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

Section 2.4 Registration.

(a) Promptly following the Trigger Date(subject to 2.4(c) below, but no later than 90 days after the Trigger Date (the “Filing Deadline”), the Company shall prepare and file with the Commission one registration statement on Form S-3 (or, if Form S-3 is not then available to the Company, on Form S-1) (the “Registration Statement”) covering the resale of the Registrable Securities. Subject to any Commission comments, such Registration Statement shall include the plan of distribution attached hereto as Exhibit A; provided, however, that no Purchaser shall be named as an “underwriter” in the Registration Statement without such Purchaser’s prior written consent. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to the Purchasers and their respective counsel for comment not less than three Business Days prior to its filing or other submission to the Commission.

(b) Expenses. The Company shall pay all Registration Expenses incurred in connection with the registration of the Registrable Securities to be effected pursuant to this Section 2.4. Each Purchaser shall bear its own Selling Expenses incurred in connection with the sale of such Purchasers’ shares sold under the Registration Statement.

(c) Deferral. Notwithstanding the foregoing, if the Company shall furnish to the Purchasers a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board or a committee of the Board, it would be materially detrimental to the Company and its shareholders for such Registration Statement to be filed, then the Company shall have the right to defer such filing for a period of not more than 90 days; provided, however, that the Company may not utilize this right more than once; provided, further that during such 90-day period, the Company shall not file any registration statement pertaining to the public offering of any other securities of the Company.

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Section 2.5 Effectiveness.

(a) The Company shall use its best efforts to have the Registration Statement declared effective as soon as practicable. The Company shall notify the Purchasers by Email as promptly as practicable, and in any event, within 24 hours, after any Registration Statement is declared effective and shall if requested in writing by the Purchaser provide the Purchasers with copies of any related Prospectus to be used in connection with the sale or other disposition of the Registrable Securities covered thereby. If (A) a Registration Statement covering the Registrable Securities is not declared effective by the Commission prior to the earlier of (i) five Business Days after the Commission shall have informed the Company that no review of the Registration Statement will be made or that the Commission has no further comments on the Registration Statement; or (ii) the 90th day after the Trigger Date (the 150th day if the Commission reviews the Registration Statement), or (B) after a Registration Statement has been declared effective by the Commission (the “Effectiveness Deadline”), sales cannot be made continuously pursuant to such Registration Statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), each such event shall constitute a “Default” for purposes hereof, provided that a Purchaser has submitted a written notice of Default to the Company with respect to such Purchaser. In the event that a Default occurs, then, in addition to any other rights the Purchasers may have hereunder or under applicable law, commencing on the date the Default first occurred, and on each one month anniversary thereafter until the applicable Default is cured (each, a “Default Payment Date”), the Company shall pay to each Purchaser who request in writing to the Company (the Liquidated Damages Notice”) provided such notice is provided to the Company within three days of the Default Payment Date an amount in cash, as liquidated damages and not as a penalty (“Liquidated Damages”), equal to 1.0% of the aggregate purchase price paid by such Purchaser for Notes and Warrants under the Securities Purchase Agreement for any Registrable Securities then held by such Purchaser on the applicable Default Payment Date. The parties hereto agree that in no event shall the aggregate amount of Liquidated Damages payable to the Purchasers exceed, in the aggregate, 25%for all Purchasers to be paid pro-rata according to their aggregate investment amount to the Purchasers who have properly submitted the Liquidated Damages Notice For avoidance of doubt the Company shall not be liable for more than a total of 25% pursuant to this Section.

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(b) Rule 415; Cutback. If at any time the Commission takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 (the “Rule 415 Cutback”) under the Securities Act or requires any Purchaser to be named as an “underwriter”, the Company shall use its best efforts to persuade the Commission that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that no Purchaser is an “underwriter”. The Purchasers shall have the right to participate or at Purchaser’s expense have their counsel participate in any meetings or discussions with the Commission regarding the Commission’s position and to comment or have their counsel comment on any written submission made to the Commission with respect thereto. No written submission shall be made to the Commission to which any Purchaser’s counsel reasonably objects. In the event that, despite the Company’s best efforts and compliance with the terms of this Section 2.5(b), the Commission refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the Commission may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “Commission Restrictions”); provided, however, that the Company shall not agree to name any Purchaser as an “underwriter” in such Registration Statement without the prior written consent of such Purchaser. If and to the extent permitted by the Commission, the Cut-Back Shares shall be allocated among the Purchasers on a pro rata basis, in proportion to their respective Registrable Securities purchased pursuant to the Securities Purchase Agreement. No Liquidated Damages shall accrue as to any Cut Back Shares until such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any Commission Restrictions (such date, the “Restriction Termination Date” of such Cut Back Shares). During the time that the Company is engaging with the Commission regarding the Rule 415 Cutback no Liquidated Damages shall accrue pursuant to this Agreement and applicable time periods for the Registration Statement to be declared effective by the Commission shall be extended by the number of days the Company is engaging with the Commission regarding the Rule 415 Cutback. From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Article II (including the Liquidated Damages provisions) shall again be applicable to such Cut Back Shares; provided, however, that (i) the Filing Deadline for the Registration Statement including such Cut Back Shares shall be twenty (20) Business Days after such Restriction Termination Date, and (ii) the date by which the Company is required to obtain effectiveness with respect to such Cut Back Shares shall be the 90th day immediately after the Restriction Termination Date. For the avoidance of doubt, for purposes of this Section 2.5(b), the term “best efforts” shall not require the Company to institute or maintain any action, suit or proceeding against the Commission or any member of the Staff of the Commission.

Section 2.6 Rights to Piggyback Registration.

(a) If, at any time following the Trigger Date, any Registrable Securities remain outstanding for which (A) there is not one or more effective registration statements covering all of the Registrable Securities and (B) the Company proposes for any reason to register any shares of Common Stock or securities convertible into Common Stock under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 (or a similar or successor form)) with respect to an offering by the Company for its own account or for the account of any of its stockholders, it shall at each such time promptly give written notice to the holders of the Registrable Securities of its intention to do so (but in no event less than 30 days before the anticipated filing date) and, to the extent permitted under the provisions of Rule 415 under the Securities Act, include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after receipt of the Company’s notice (a “Piggyback Registration”). Such notice shall offer the holders of the Registrable Securities the opportunity to register such number of shares of Registrable Securities as each such holder may request (subject to Rule 415 under the Securities Act)t to Rand shall indicate the intended method of distribution of such Registrable Securities.

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(b) Notwithstanding the foregoing, (A) if such registration involves an underwritten public offering, the Purchasers must sell their Registrable Securities to, if applicable, the underwriter(s) at the same price and subject to the same underwriting discounts and commissions that apply to the other securities sold in such offering (it being acknowledged that the Company shall be responsible for other expenses as set forth in Section 2.4(b)) and subject to the Purchasers entering into customary underwriting documentation for selling stockholders in an underwritten public offering, and (B) if, at any time after giving written notice of its intention to register any Registrable Securities pursuant to Section 2.6(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to cause such registration statement to become effective under the Securities Act, the Company shall deliver written notice to the Purchasers and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration; provided, however, that nothing contained in this Section 2.6(b) shall limit the Company’s liabilities and/or obligations under this Agreement, including, without limitation, the obligation to pay Liquidated Damages under Section 2.5. If the managing underwriter(s) for the underwritten public offering advise the Company that the number of shares proposed to be included in the offering exceeds the number that can reasonably be sold in the offering, then the shares to be included in such offering shall be allocated, first, to the account of the Company, in the event that the public offering relates to a primary offering by or on behalf of the Company, or, if the offering is being made pursuant to a demand registration right granted to one or more holders of Common Stock, such holders, second, to the Purchasers (proportionally), and third, to any other holder of Common Stock having the right to include its shares in such offering.

Section 2.7 Obligations of the Company.

Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall keep the Purchasers advised in writing as to the initiation of such registration and as to the completion thereof, and shall, at its expense promptly:

(a) Registration Statement. Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep any such registration statement effective until the earlier of the date that Purchasers have completed the distribution of the Registrable Securities or one year from the date of an effective registration statement.

(b) Amendments and Supplements. Prepare and file with the Commission such amendments and supplements to the registration statement and the Prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act or other applicable securities laws with respect to the disposition of all securities covered by such registration statement.

(c) Registration Statements and Prospectuses. Furnish to the Purchasers such number of copies of registration statements and Prospectuses, including a preliminary prospectus, in conformity with the requirements of the Securities Act or other applicable securities laws, and such other documents as it may reasonably request in order to facilitate the disposition of the Registrable Securities owned by it that are included in such registration.

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(d) Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Purchasers, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) Notification. Notify the Purchasers at any time when a Prospectus relating to its Registrable Securities (i) is no longer able to be used to offer or sell the Registrable Securities; (ii) is required to be delivered under the Securities Act or other applicable securities laws; and (iii) includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(f) Listing on Securities Exchange(s). Cause all such Registrable Securities registered pursuant hereto to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed if required by the rules of such exchange or quotation system.

Section 2.8 Furnish Information.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.4 with respect to the Registrable Securities of the Purchasers, that each Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such Registrable Securities as shall be reasonably requested in writing by the Company to timely effect the registration of its Registrable Securities. The failure of any Purchaser to timely provide such information shall result in such Purchaser’s shares being excluded from the Registration Statement, and shall not delay the Company’s filing of the Registration Statement from any other holder.

Section 2.9 Indemnification.

The following indemnification provisions shall apply in the event any Registrable Securities are included in a registration statement under Section 2.4:

(a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Purchaser, and the partners, officers, directors, employees, trustees and legal counsel of each Purchaser and each Person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act against any expenses, losses, claims, damages, or liabilities (joint or several) (or actions in respect thereof) to which they may become subject under the Securities Act, the Exchange Act or other applicable law, insofar as such expenses, losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”):

(i) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any registration statement, offering circular, Prospectus or other document, or any amendments or supplements thereto;

(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; or

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(iii) any violation or alleged violation of the Securities Act, the Exchange Act, any federal or state or foreign securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or other applicable securities law in connection with the offering covered by such registration statement; and the Company will reimburse the Purchasers, and their respective partners, officers, directors, employees, legal counsel or controlling Person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by a Purchaser, underwriter or controlling Person of a Purchaser.

(b) By Purchasers. To the extent permitted by law, each Purchaser will indemnify and hold harmless the Company and the partners, officers, Directors, employees, trustees and legal counsel of the Company and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, and any other Shareholder selling securities under such registration statement or any of such other Shareholder’s partners, directors, officers, employees, trustees and legal counsel of such Shareholder and each Person, if any, who controls such Shareholder within the meaning of Section 15 of the Securities Act, against any expenses, losses, claims, damages or liabilities (joint or several) (or actions in respect thereof) to which the Company or any such director, officer, employee, trustee, legal counsel, controlling Person or other such Shareholder, partner or director, officer, employee or controlling Person of such other Shareholder may become subject under the Securities Act, the Exchange Act or other applicable law, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Purchaser to the Company expressly for inclusion in the registration statement or Prospectus or amendment or supplement thereto, which constituted by the Purchaser an untrue statement of a material fact or any omission of a material fact required to be stated in the registration statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading: and such Purchaser will reimburse any legal or other expenses reasonably incurred by the Company or any such Director, officer, employee, controlling Person or other Shareholder, partner, officer, employee, director or controlling Person of such other Shareholder in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Purchaser, which consent shall not be unreasonably withheld. For the avoidance of doubt, each Purchaser’s indemnification obligations pursuant to this Section are several and not joint.

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(c) Notice. Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any claim or action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof (a “Claim Notice”) and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party (i) during the period from the delivery of a Claim Notice until retention of counsel by the indemnifying party; and (ii) if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 2.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) a Purchaser exercising rights under this Agreement, or any controlling Person of any Purchaser, makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any Purchaser or any such controlling Person in circumstances for which indemnification is provided under this Section 2.9; then, and in each such case, the Company and the Purchasers will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that each Purchaser is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and any other selling Shareholders are responsible for the remaining portion; provided, however, that, in any such case: (A) no Purchaser will be required to contribute any amount in excess of the net proceeds received by such Purchaser from the public offering price of all such Registrable Securities offered and sold by such Purchaser pursuant to such registration statement; and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) Survival. The obligations of the Company and the Purchasers under this Section 2.9 shall survive until the fifth anniversary of the completion of any offering of Registrable Securities pursuant to a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

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Section 2.10 Rule 144 Reporting.

With a view to making available to the Purchasers the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best efforts to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b) File with the Commission, in a timely manner, all reports and other documents required of the Company under the Securities Act or the Exchange Act, at all times after the effective date of the first registration under the Securities Act filed by the Company; and

(c) So long as a Purchaser owns any Restricted Securities, furnish to such Purchaser forthwith upon request, (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual, interim, quarterly or other report of the Company, and (iii) such other reports and documents as such Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.

Article III
GENERAL PROVISIONS

Section 3.1 Confidentiality. Each party hereto hereby agrees that it will, and will cause its respective Affiliates and its and their respective representatives to, hold in strict confidence any non-public records, books, contracts, instruments, computer data and other data and information concerning the other parties hereto, whether in written, verbal, graphic, electronic or any other form provided by any party hereto (except to the extent that such information has been (a) previously known by such party on a non-confidential basis from a source other than the other parties hereto or its representatives, provided that, to such party’s knowledge, such source is not prohibited from disclosing such information to such party or its representatives by a contractual, legal or fiduciary obligation to the other parties hereto or its representatives, (b) in the public domain through no breach of this Agreement by such party, (c) independently developed by such party or on its behalf as evidenced by contemporaneous documentation, or (d) later lawfully acquired from other sources) (the “Confidential Information”). In the event that a party hereto is requested or required by law, governmental authority, rules of stock exchanges, or other applicable judicial or governmental order to disclose any Confidential Information concerning any of the other parties hereto, such party shall, to the extent legally permissible, notify the other party prior to making any such disclosure by providing the other party with the text of the disclosure requirement and draft disclosure at least 24 hours prior to making any such disclosure, and, if requested by another party, assist such other party to limit or minimize such disclosure. For the avoidance of doubt, nothing in this Section 3.1 shall prevent the use of information expressly provided for inclusion in the Registration Statement to be included in any registration statement required to be filed under this Registration Rights Agreement.

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Section 3.2 Termination. Unless expressly provided otherwise herein, in addition to the other termination provisions in this Agreement, this Agreement shall terminate, and have no further force and effect, upon the earliest of: (a) a written agreement to that effect, signed by all parties hereto, (b) the date following the Trigger Date on which the Purchasers no longer hold any Registrable Securities; provided that, notwithstanding the foregoing, Article II shall survive any termination of this Agreement until the specific provisions thereof terminate in accordance with their express terms or (c) and notwithstanding anything to the contrary in this Agreement, when the initial Registration Statement filed pursuant to this Agreement has been declared effective by the Commission and for one year from the date of the effectiveness of the initial Registration Statement at which time no registration rights shall be available under this Agreement and the Company will no longer have to file or maintain any registration statements under this Agreement and the Company obligations under this Agreement shall be immediately terminated.

Section 3.3 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail transmission (“Email”), so long as a receipt of such Email is requested and received) and shall be given:

If to the Company to:	Biotricty Inc. 275 Shoreline Drive, Suite 150 Redwood City, California 94065 Telephone: (650) 832-1626 Attention: Waqaas Al-Siddiq Email:

With copies to:	Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 37th Floor New York, New York 10036 Facsimile No.: (212) 930-9725 Attention: Gregory Sichenzia E-mail:

If to any Purchaser, to its address set forth on Schedule 3.3.

A party may change or supplement the addresses given above, or designate additional addresses, for the purposes of this Section 3.3 by giving the other parties written notice of the new address in the manner set forth above.

Section 3.4 Entire Agreement. This Agreement and the other Transaction Documents, together with all the schedules and exhibits hereto and thereto and the certificates and other written instruments delivered in connection therewith from time to time on and following the date hereof, constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof, and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof and thereof. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement and the other Transaction Documents.

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Section 3.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles.

Section 3.6 Dispute Resolution. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. EACH OF THE PARTIES HERETO KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

Section 3.7 Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use their best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement, which most nearly effects the parties’ intent in entering into this Agreement.

Section 3.8 Assignments and Transfers; No Third-Party Beneficiaries. Except as otherwise provided herein, this Agreement and the rights and obligations of the Company and the Purchasers hereunder shall inure to the benefit of, and be binding upon, their respective successors and permitted assigns and legal representatives, but shall not otherwise be for the benefit of any third party. Except in the case of a Permitted Transfer effected in accordance with Section 2.3, no Purchaser may assign any of its rights under this Agreement without the prior written consent of the Company; provided, however, that it shall be a condition precedent to the assignment of any of the aforementioned rights of the Purchasers that any transferee in a Permitted Transfer or any other Person to which the Company has consented to the transfer of such rights shall execute and deliver to the Company and such Purchaser a Deed of Adherence (in the same form and substance as set out in Exhibit B hereto); and provided further, such transfer shall be subject to any additional requirements of applicable law or otherwise contained herein.

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Section 3.9 Construction. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 3.10 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto. A facsimile or “PDF” signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

Section 3.11 Aggregation of Shares. All Subject Securities held or acquired by a Purchaser and/or its Permitted Transferees shall be aggregated together for the purpose of determining the availability of any rights of such Purchaser under this Agreement.

Section 3.12 Specific Performance. The parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedies at law or in equity, the parties to this Agreement shall be entitled to injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without posting any bond or other undertaking.

Section 3.13 Amendment; Waiver. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by the holders of at least a majority of the Registerable Securities .. The observance of any provision in this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by the written consent of the party against whom such waiver is to be effective. Any amendment or waiver effected in accordance with this Section 3.13 shall be binding upon the parties hereto and their respective successors and assigns. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.

Section 3.14 Public Announcements. Without limiting any other provision of this Agreement, the parties hereto, to the extent permitted by applicable law, will consult with each other before issuance, and provide each other the opportunity to review, comment upon and agree on any press release or public statement with respect to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby and the ongoing business relationship among the parties. The parties hereto will not issue any such press release or make any such public statement without the prior written consent of the other party, except as may be required by law or any listing agreement with or requirement of the applicable securities exchange, provided that the disclosing party shall, to the extent permitted by applicable law or any listing agreement with or requirement of the applicable securities exchange, and if reasonably practicable, inform the other parties about the disclosure to be made pursuant to such requirements prior to the disclosure.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

BIOTRICITY INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

SCHEDULE 3.3

ADDRESSES FOR NOTICES TO INVESTORS

(a)	Notices to [Purchaser]:

[Address]
Attn: [__]

email: [__]

(b)	Notices to [Purchaser]:

[Address]
Attn: [__]

email: [__]

(c)	Notices to [Purchaser]:

[Address]
Attn: [__]

email: [__]

Exhibit A

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares:

‒	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

‒	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

‒	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

‒	an exchange distribution in accordance with the rules of the applicable exchange;

‒	privately negotiated transactions;

‒	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the Commission;

‒	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

‒	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

‒	the in-kind distribution of the shares by an investment fund to its limited partners, members or other equity holders;

‒	a combination of any such methods of sale; and

‒	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. To the extent permitted by applicable securities laws, the selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or otherwise.

EXHIBIT B

FORM OF DEED OF ADHERENCE

THIS DEED is made the          day of              20[  ] by [  ] of [  ] (the “Permitted Transferee”) and is supplemental to the Registration Rights Agreement dated [  ], 20[  ] made among Biotricity Inc. (the “Company”), and certain Purchasers (such agreement as amended, restated or supplemented from time to time, the “Registration Rights Agreement”).

WITNESSETH as follows:

The Permitted Transferee confirms that it has been provided with a copy of the Registration Rights Agreement and all amendments, restatements and supplements thereto and hereby covenants with each of the parties to the Registration Rights Agreement from time to time to observe, perform and be bound by all the terms and conditions of the Registration Rights Agreement which are capable of applying to the Permitted Transferee to the intent and effect that the Permitted Transferee shall be deemed as and with effect from the date hereof to be a party to the Registration Rights Agreement and to be subject to the obligations thereof.

The address and facsimile number at which notices are to be served on the Permitted Transferee under the Registration Rights Agreement and the person for whose attention notices are to be addressed are as follows:

[to insert contact details]

Words and expressions defined in the Registration Rights Agreement shall have the same meaning in this Deed. This Deed shall be governed by and construed in accordance with the laws of the State of New York.

This Deed shall take effect as a deed poll for the benefit of the Company, the Purchasers (as defined in the Registration Rights Agreement), and any other parties to the Registration Rights Agreement.

IN WITNESS whereof the Permitted Transferee has executed this Deed the day and year first above written.

THE COMMON SEAL of [  ].

was hereunto affixed                  )

in the presence of:                     )

(Director)

(Director/Secretary)